Exhibit 99.1

PRESS RELEASE

AH REALTY TRUST REPORTS SECOND QUARTER 2026 RESULTS

GAAP Net Loss of $0.25 Per Diluted Share for the Second Quarter

FFO, As Adjusted of $0.14 Per Diluted Share for the Second Quarter

Raised Full Year 2026 FFO, As Adjusted Guidance to $0.53 to $0.57 Per Diluted Share

Office Same Store NOI Growth of 8.3% (Cash)
Positive Office New Lease Spreads of 20.5% (GAAP) and 9.5% (Cash)

Retail Same Store NOI Growth of 2.9% (Cash)
Positive Retail Renewal Spreads of 11.5% (GAAP) and 8.7% (Cash)

VIRGINIA BEACH, VA, August 3, 2026 – AH Realty Trust (NYSE: AHRT) today announced its results for the quarter ended June 30, 2026 and provided an update on current events and earnings guidance.

Second Quarter and Recent Highlights:

•Raised full-year 2026 FFO, as Adjusted by 6% from original guidance to $0.53 to $0.57 per diluted share, driven by continued NOI growth across the retail and mixed-use office portfolio, sooner than anticipated debt paydowns from closing the Multifamily Portfolio Sale First Closing sooner than anticipated, and the accretive impact of the Company's share repurchase activity. Portfolio performance was highlighted by:
◦Better than anticipated office leasing activity and spreads
◦Sooner than expected retail tenant openings and rent commencements
◦Higher than anticipated percentage rent from retail tenants
◦OpEx savings resulting from successful real estate tax appeals
◦Lower than anticipated bad debt

•As part of its ongoing governance enhancements supporting the Company’s strategic transformation, the Company advanced its board refreshment process by electing Theodore Bigman and Lori Wittman as independent directors at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”); Following the 2026 Annual Meeting, Dennis Gartman and George Allen retired from the board and each of Mr. Bigman and Ms. Wittman were appointed to the board’s Audit Committee. Additionally, F. Blair Wimbush was appointed Chair of the board's Nominating and Corporate Governance Committee and was appointed to the board's Compensation Committee.

•On May 20, 2026, the Company completed the sale of nine multifamily properties and six of the retail and office components of the properties, for aggregate gross proceeds of $485.0 million, generating a net gain on sale of $18.8 million, after transaction costs and escrow amounts (the "Multifamily Portfolio Sale First Closing"). Using these proceeds, the Company repaid $265.5 million of secured debt and $195.0 million of unsecured debt on the revolving credit facility, reducing our Net Debt to Total Adjusted EBITDAre leverage metric to 7.1x. Two multifamily properties remain under contract for $77.0 million.

"This has been the most consequential and productive quarter in AH Realty Trust's history," said Shawn Tibbetts, Chairman, President and Chief Executive Officer. "In a matter of months, we fundamentally transformed this company, closing $485 million in multifamily sales, redeploying approximately $460 million of those proceeds directly to debt paydown, and expanding our share repurchase authorization to $100 million, actions that have rebuilt the foundation of this company. Most importantly, we have done so while operating our retail and mixed-use office portfolio with efficiency and excellence. Given the continued strength of our portfolio, the transformational actions we have completed, and our visibility into the coming quarters, we are raising our full-year 2026 FFO, As Adjusted guidance range to $0.53 to $0.57 per diluted share, underscoring the progress we are making to simplify AH Realty Trust into a more focused real estate platform centered on disciplined capital allocation and long term shareholder value creation."

Second Quarter and Recent Highlights Continued:

•On April 30, 2026, the Company fully realized $17.2 million for The Allure at Edinburgh real estate financing investment and used the proceeds to pay down debt.

•On April 30, 2026, the Company completed the sale of the general contracting and real estate services business for total economic consideration of $2.4 million, further advancing our strategic plan to simplify the business and focus on core retail and office operations.

•During the quarter ended June 30, 2026, the Company repurchased 2.0 million shares of common stock for $12.4 million, bringing the total for the year to 5.6 million for a total of $33.2 million.

•Net loss attributable to common stockholders and OP Unitholders of $24.2 million, or $0.25 per diluted share, compared to net income attributable to common stockholders and OP Unitholders of $3.9 million, or $0.04 per diluted share, for the three months ended June 30, 2025.

•Funds from operations attributable to common stockholders and OP Unitholders ("FFO") of $15.4 million, or $0.16 per diluted share, compared to $19.0 million, or $0.19 per diluted share, for the three months ended June 30, 2025. See "Non-GAAP Financial Measures."

•FFO, As Adjusted attributable to common stockholders and OP Unitholders ("FFO, As Adjusted") of $14.1 million, or $0.14 per diluted share, compared to $13.8 million, or $0.14 per diluted share, for the three months ended June 30, 2025. See "Non-GAAP Financial Measures."

•As of June 30, 2026, weighted average stabilized portfolio leased occupancy was 95.9%. Retail leased occupancy increased 0.3% to 95.1% and office leased occupancy increased 0.7% to 96.7%.

•As of June 30, 2026, weighted average stabilized portfolio economic occupancy was 90.7%. Retail economic occupancy decreased 1.6% to 90.9%, and office economic occupancy increased 2.8% to 90.5%.

•Executed 11 retail lease renewals and 6 new leases during the second quarter for an aggregate of 107,736 net rentable square feet. Positive spreads on both new leases and renewals:
◦New leasing spreads of 9.4% (GAAP) and 5.2% (Cash).
◦Renewal leasing spreads of 11.5% (GAAP) and 8.7% (Cash).

•Executed 3 office lease renewals and 5 new leases during the second quarter for an aggregate of $55,739 net rentable square feet. Positive spreads on both new leases and renewals.
◦New leasing spreads of 20.5% (GAAP) and 9.5% (Cash).
◦Renewal leasing spreads of 40.2% (GAAP) and 21.6% (Cash).

•Same Store Net Operating Income ("NOI") on a cash basis increased 2.9% for the retail segment and 8.3% for the office segment compared to the quarter ended June 30, 2025.

•During the second quarter of 2026, unrealized losses on non-designated interest rate derivatives that negatively affected FFO were $2.2 million. As of June 30, 2026, the value of the Company’s entire interest rate derivative portfolio, net of unrealized losses, was $4.0 million.

Financial Results

Net loss attributable to common stockholders and OP Unitholders for the second quarter of 2026 was $24.2 million compared to net income attributable to common stockholders and OP Unitholders of $3.9 million for the second quarter of 2025. The period-over-period change was driven by various non-recurring events in 2026. During the quarter, the Company recognized impairment of $20.9 million in our multifamily portfolio, including $8.7 million related to our Greenside Apartments asset and $12.2 million related to our Gainesville, GA assets, impairment of notes receivable (included in loss from discontinued operations) of $13.5 million taken in the second quarter of 2026 for the Solis Kennesaw real estate financing investment, due to updated estimates on the selling price, and $1.8 million of impairment related to certain development projects that management has determined will no longer be pursued. Additionally, the Company recognized a net gain of $18.8 million related to the nine multifamily, including the retail components of five properties and the office component of one property, included in the Multifamily Portfolio Sale First Closing, and repaid $265.5 million in mortgages as a result of the sale, resulting in a $2.7 million loss on extinguishment of debt. The Company also recognized a $2.2 million loss on the disposition of the general contracting and real estate services business, and a $3.0 million tax provision for the period as a result of the sale, primarily due to deferred tax assets that are no longer expected to be realized.

FFO attributable to common stockholders and OP Unitholders for the second quarter of 2026 was $15.4 million compared to $19.0 million for the second quarter of 2025. The period-over-period decrease in FFO was primarily due to the $2.7 million loss on extinguishment of debt, $1.3 million decrease in general contracting and real estate services gross profit as a result of the disposition and decreased volume, and $3.0 million tax provision for the period as a result of the disposition of the general contracting and real estate services business, primarily due to deferred tax assets that are no longer expected to be realized. FFO, As Adjusted attributable to common stockholders and OP Unitholders for the second quarter of 2026 increased to $14.1 million compared to $13.8 million for the second quarter of 2025. The year-over-year increase in FFO, As Adjusted was primarily due to decreased interest expense due to approximately $456.0 million of debt repayments (net of additional borrowings) as a result of the Multifamily Portfolio Sale First Closing and an increase in portfolio NOI as a result of Columbus Village II coming out of redevelopment and increased economic occupancy at The Interlock and Southern Post. These increases were partially offset by increased general and administrative expenses and the loss on extinguishment of debt in continuing operations related to mortgages extinguished using proceeds from the Multifamily Portfolio Sale First Closing.

Operating Performance

At the end of the second quarter of 2026, the Company’s retail and office weighted average stabilized operating property portfolio leased occupancy were 95.1% and 96.7%, respectively, and weighted average stabilized portfolio economic occupancy were 90.9% and 90.5%.

Interest income from real estate financing investments was $5.0 million for the three months ended June 30, 2026, as a result of the Company's contractual preferred return on the real estate financing investment secured by The Allure at Edinburgh, which was fully redeemed during the quarter and was reported in income from discontinued operations.

Balance Sheet and Financing Activity

As of June 30, 2026, the Company had $1.0 billion of total debt outstanding, including $21.0 million outstanding under its revolving credit facility. Total debt outstanding excludes GAAP adjustments and deferred financing costs. As of June 30, 2026, the Company’s debt was 100.0% fixed or economically hedged after considering interest rate swaps.

Outlook

The Company raised its 2026 full-year FFO, As Adjusted guidance range to $0.53 to $0.57 per diluted share. The following table updates the Company's assumptions underpinning its full-year guidance. The Company's executive management will provide further details regarding its 2026 earnings guidance during tomorrow's webcast and conference call.

Full-year 2026 Guidance (1)	Expected Ranges
	Low	High
RETAIL NOI	$69.3M	$70.8M
OFFICE NOI	59.1M	60.6M
EQUITY METHOD INVESTMENT ("EMI") PROPERTY INCOME(2)	3.4M	3.9M
ACQUISITION NOI	0.0M	0.0M
TOTAL COMMERCIAL NOI	$131.8M	$135.3M

G&A EXPENSES	-20.0M	-19.0M
INTEREST EXPENSE	-57.2M	-54.2M
OTHER NOI(3)	8.9M	9.9M
PREFERRED STOCK DIVIDENDS	-11.5M	-11.5M

FUNDS FROM OPERATIONS, AS ADJUSTED ("FFO, AS ADJUSTED")(4)	$52.3M	$56.3M

FFO, AS ADJUSTED PER DILUTED SHARE	$0.53	$0.57

(1) Includes the following assumptions:
•Raised 2026 Same-Store NOI Cash growth ranges:
◦Retail 2.50% - 3.50%
◦Office 2.75% - 3.75%
•Disposition of the Multifamily Portfolio, with the exception of Smith's Landing
•Exit of the remaining Real Estate Financing Portfolio
•Remaining Secured Debt Paydowns of ~$57M with proceeds from the remaining 2026 expected dispositions of The Everly and Greenside
•Remaining Net Unsecured Debt Paydowns of ~$100M in 2026
•Includes Share Repurchases of 5.6M shares for $33.2M through June 30, 2026
•No Acquisitions in 2026
(2) Includes T. Rowe Price Global HQ. EMI property income is reflected as the property's NOI less interest expense, times the Company's ownership percentage (50%).
(3) Other income includes NOI from Smith's Landing and NOI from parking income.
(4) Ranges exclude certain items per the Company's FFO, As Adjusted definition. FFO, As Adjusted is a forward-looking, non-GAAP measure that presents the Company's projected Funds From Operations as adjusted for certain items that the Company believes are not indicative of its ongoing operating performance, including: (i) estimated income and expenses associated with assets held for sale or under LOI; and (ii) estimates of certain non-recurring transaction costs. The Company presents FFO, As Adjusted to provide investors with a supplemental measure of the Company's anticipated operating performance following the completion of its announced strategic initiatives, but investors are cautioned against placing undue reliance on the Company's presentation of FFO, As Adjusted. See "Non-GAAP Financial Measures." The Company does not provide a reconciliation for its guidance range of FFO, As Adjusted or FFO, As Adjusted per diluted share to net income or net income per diluted share, the most directly comparable forward-looking GAAP financial measures, because it is unable to provide a meaningful or accurate estimate of reconciling items and the information is not available without unreasonable effort as a result of the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income per diluted share. For the same reasons, the Company is unable to address the probable significance of the unavailable information and believes that providing a reconciliation for its guidance range of FFO, As Adjusted and FFO, As Adjusted per diluted share would imply a degree of precision for its forward-looking net income per diluted share that could be misleading to investors.

Supplemental Financial Information

Further details regarding operating results, properties, and leasing statistics can be found in the Company’s supplemental financial package available on the Investors page at AHRealtyTrust.com.

Webcast and Conference Call

The Company will host a webcast and conference call on Tuesday, August 4, 2026 at 8:30 a.m. Eastern Time to review financial results and discuss recent events. The recorded webcast will be available through the Investors page of the Company’s website, AHRealtyTrust.com. To participate in the call, please dial (+1) 800 715 9871 (toll-free dial-in number) or (+1) 646 307 1963 (toll dial-in number). The conference ID is 7079783. A telephonic replay will be available shortly after the conclusion of the call through Thursday, September 3, 2026. This replay may be accessed by dialing (+1) 800 770 2030 and providing passcode 7079783#. A replay of the webcast will also be available for 30 days beginning approximately two hours after the conclusion of the conference call.

About AH Realty Trust

AH Realty Trust is a pure-play, high-quality retail and mixed-use office REIT focused on identifying and realizing dominant market competitive advantages throughout the Sunbelt, mid-Atlantic and Southeast. Our company is primarily comprised of and focused on open-air shopping centers and mixed-use ecosystems within our markets.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements may include comments relating to the current and future performance of the Company’s operating property portfolio, the Company’s development pipeline, financing activities, as well as acquisitions, dispositions, and the Company’s financial outlook, guidance, and expectations. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and the Company may not be able to realize any forward-looking statement. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions, or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Non-GAAP Financial Measures

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

FFO is a supplemental non-GAAP financial measure. The Company uses FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared period-over-period, captures trends in occupancy rates, rental rates, and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or service indebtedness. Also, FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Management also believes that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the results provided by the Company’s operating property portfolio and affect the comparability of the Company’s period-over-period performance. Accordingly, management believes that FFO, As Adjusted is a more useful performance measure that excludes income or loss from discontinued operations related to general contracting and real estate services, multifamily, and real estate financing. Other equity REITs may not calculate FFO, As Adjusted in the same manner as we do, and, accordingly, our FFO, As Adjusted may not be comparable to such other REITs' FFO, As Adjusted.

NOI is the measure used by the Company’s chief operating decision-maker to assess segment performance. The Company calculates NOI as segment revenues less segment expenses. Segment revenues include rental revenues (base rent, expense reimbursements, termination fees, and other revenue) for our property segments. Segment expenses include rental expenses and real estate taxes for our property segments. NOI is not a measure of operating income or cash flows from operating activities as measured in accordance with GAAP and is not indicative of cash available to fund cash needs. As a result, NOI should not be considered an alternative to cash flows as a measure of liquidity. Not all companies calculate NOI in the same manner. The Company considers NOI to be an appropriate supplemental measure to net income because it assists both investors and management in understanding the core operations of the Company’s retail and office real estate businesses. To calculate NOI on a cash basis, we adjust NOI to exclude the net effects of straight line rent and the amortization of lease incentives and above/below market rents.

Total Adjusted EBITDAre is calculated as EBITDAre further adjusted for debt extinguishment losses, non-cash stock compensation, mark-to-market adjustments on interest rate derivatives, preferred dividends, accelerated amortization of intangible assets and liabilities, acquisition, development, and other pursuit costs, unrealized credit loss release or provision, non-controlling interest in investment entities, development/redevelopment net operating income, and other one-time adjustments including non-recurring bad debt and termination fees. Management believes Total Adjusted EBITDAre is useful to investors in evaluating and facilitating comparisons of our operating performance between periods and with other REITs by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results along with other non-comparable items.

For reference, as an aid in understanding the Company’s computation of NOI, NOI Cash Basis, FFO, and FFO, As Adjusted, a reconciliation of net income calculated in accordance with GAAP to NOI, NOI Cash Basis, FFO, and FFO, As Adjusted has been included further in this release.

AH Realty Trust
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30, 2026	December 31, 2025
	(UNAUDITED)
ASSETS
Real estate investments:
Income producing property	$1,784,337	$1,801,279
Held for development	—	5,683
Construction in progress	14,239	13,028
	1,798,576	1,819,990
Accumulated depreciation	(422,439)	(410,565)
Net real estate investments	1,376,137	1,409,425
Real estate investments held for sale, net	—	4,800
Assets of discontinued operations	189,913	800,536
Cash and cash equivalents	20,662	40,743
Restricted cash	1,547	1,622
Accounts receivable, net	62,482	64,747
Notes receivable, net	9,233	—
Equity method investments	58,444	47,926
Operating lease right-of-use assets	22,491	22,610
Finance lease right-of-use assets	76,884	77,539
Acquired lease intangible assets	69,954	76,408
Other assets	40,217	50,154
Total Assets	$1,927,964	$2,596,510
LIABILITIES AND EQUITY
Indebtedness, net	$955,862	$1,283,987
Liabilities of discontinued operations	81,011	286,502
Accounts payable and accrued liabilities	30,340	36,810
Operating lease liabilities	31,108	31,198
Finance lease liabilities	85,243	84,835
Other liabilities	29,397	43,986
Total Liabilities	1,212,961	1,767,318
Total Equity	715,003	829,192
Total Liabilities and Equity	$1,927,964	$2,596,510

AH Realty Trust
CONDENSED CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
Revenues
Rental revenues	$52,548	$50,720	$104,865	$100,902
Total revenues	52,548	50,720	104,865	100,902

Expenses
Rental expenses	12,440	11,129	25,297	22,498
Real estate taxes	4,797	5,056	9,532	9,773
Depreciation and amortization	17,902	16,661	36,143	35,691
General and administrative expenses	5,002	4,220	9,718	11,375
Acquisition, development, and other pursuit costs	16	29	16	83
Impairment charges	1,894	—	1,894	—
Total expenses	42,051	37,095	82,600	79,420
Loss on real estate dispositions, net	(713)	—	(854)	—
Operating income	9,784	13,625	21,411	21,482
Interest income	234	263	296	492
Interest expense	(14,122)	(15,282)	(27,904)	(27,719)
Equity in income (loss) of unconsolidated real estate entities	334	179	577	(1,236)
Gain on consolidation of real estate entities	—	3,920	—	3,920
Loss on extinguishment of debt	(523)	—	(523)	—
Change in fair value of derivatives and other	618	688	1,962	(61)
Unrealized credit loss (provision) release	(96)	242	(96)	242
Other income (expense), net	3	3	16	(86)
(Loss) income from continuing operations	(3,768)	3,638	(4,261)	(2,966)
Discontinued operations
(Loss) income from discontinued operations	(14,271)	2,512	(43,797)	4,963
Income tax (provision) benefit from discontinued operations	(2,996)	567	(3,359)	377
(Loss) income from discontinued operations, net of taxes	(17,267)	3,079	(47,156)	5,340

Net (loss) income	(21,035)	6,717	(51,417)	2,374
Net (income) loss attributable to noncontrolling interests in investment entities	(243)	77	(265)	80
Preferred stock dividends	(2,887)	(2,887)	(5,774)	(5,774)
Net (loss) income attributable to common stockholders and OP Unitholders	$(24,165)	$3,907	$(57,456)	$(3,320)

AH Realty Trust
RECONCILIATION OF NET (LOSS) INCOME TO FFO & FFO, AS ADJUSTED
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
Net (loss) income attributable to common stockholders and OP Unitholders	$(24,165)	$3,907	$(57,456)	$(3,320)
Depreciation and amortization, net(1)	19,924	21,979	44,584	46,379
Gain on consolidation of real estate entities	—	(6,915)	—	(6,915)
Gain on operating real estate dispositions, net(2)	(16,617)	—	(16,617)	—
Impairment of real estate assets(3)	36,263	—	65,492	—
FFO attributable to common stockholders and OP Unitholders	$15,405	$18,971	$36,003	$36,144
FFO attributable to general contracting and real estate services	3,081	(149)	3,650	(1,764)
FFO attributable to multifamily	463	(3,185)	(2,942)	(2,386)
FFO attributable to real estate financing	(4,895)	(1,817)	(7,547)	(3,610)
FFO, As Adjusted available to common stockholders and OP Unitholders	$14,054	$13,820	$29,164	$28,384
Net (loss) income attributable to common stockholders and OP Unitholders per diluted share and unit	$(0.25)	$0.04	$(0.57)	$(0.03)
FFO attributable to common stockholders and OP Unitholders per diluted share and unit	$0.16	$0.19	$0.36	$0.35
FFO, As Adjusted attributable to common stockholders and OP Unitholders per diluted share and unit	$0.14	$0.14	$0.29	$0.28
Weighted-average common shares and units - diluted	98,009	102,286	100,007	101,930
________________________________________

(1) The adjustment for depreciation and amortization excludes amortization of above and below-market ground lease assets. The adjustment for depreciation and amortization for the three and six months ended June 30, 2026 excludes $0.2 million and $0.4 million, respectively, of depreciation attributable to our partners. The adjustment for depreciation and amortization for the three and six months ended June 30, 2025 excludes $0.3 million and $0.6 million, respectively, of depreciation attributable to our partners.

(2) The adjustment for gain on operating real estate dispositions for the six months ended June 30, 2026 excludes $0.2 million for the loss on the disposition of a non-operating parcel of undeveloped land under predevelopment. The adjustment for gain on operating real estate dispositions for the three and six months ended June 30, 2026 includes the $2.2 million loss on disposition of the general contracting and real estate services business.

(3) Impairment recognized for the three months ended June 30, 2026 represents impairment of the multifamily properties Greenside Apartments, Solis Gainesville II, and The Everly, notes receivable secured by the Solis Kennesaw real estate financing investments, and development projects that management has determined are no longer probably of execution and no longer intends to pursue development of the projects. Impairment recognized for the six months ended June 30, 2026 represents impairment of notes receivable secured by the Solis North Creek, Solis Peachtree Corners, and Solis Kennesaw real estate financing investments.

AH Realty Trust
RECONCILIATION OF NET (LOSS) INCOME TO SAME STORE NOI, CASH BASIS
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Retail Same Store (1)
Same Store NOI, Cash Basis	$16,816	$16,349	$32,994	$32,181
GAAP Adjustments (2)	1,078	1,301	2,471	2,468
Same Store NOI	17,894	17,650	35,465	34,649
Non-Same Store NOI (3)	87	122	60	460
Segment NOI	17,981	17,772	35,525	35,109

Office Same Store (4)
Same Store NOI, Cash Basis	13,917	12,846	26,766	25,605
GAAP Adjustments (2)	1,321	2,058	3,269	3,860
Same Store NOI	15,238	14,904	30,035	29,465
Non-Same Store NOI (3)	205	14	31	94
Segment NOI	15,443	14,918	30,066	29,559

Other NOI	1,887	1,845	4,445	3,963

Total Property NOI	35,311	34,535	70,036	68,631

Depreciation and amortization	(17,902)	(16,661)	(36,143)	(35,691)
General and administrative expenses	(5,002)	(4,220)	(9,718)	(11,375)
Acquisition, development, and other pursuit costs	(16)	(29)	(16)	(83)
Impairment charges	(1,894)	—	(1,894)	—
Loss on real estate dispositions, net	(713)	—	(854)	—
Interest income	234	263	296	492
Interest expense	(14,122)	(15,282)	(27,904)	(27,719)
Equity income (loss) of unconsolidated real estate entities	334	179	577	(1,236)
Gain on consolidation of real estate entities	—	3,920	—	3,920
Loss on extinguishment of debt	(523)	—	(523)	—
Change in fair value of derivatives and other	618	688	1,962	(61)
Unrealized credit loss (provision) release	(96)	242	(96)	242
Other income (expense), net	3	3	16	(86)
(Loss) income from continuing operations	(3,768)	3,638	(4,261)	(2,966)

Discontinued operations
(Loss) income from discontinued operations	(14,271)	2,512	(43,797)	4,963
Income tax (provision) benefit from discontinued operations	(2,996)	567	(3,359)	377
(Loss) income from discontinued operations, net of taxes	(17,267)	3,079	(47,156)	5,340

Net (loss) income	(21,035)	6,717	(51,417)	2,374
Net (income) loss attributable to noncontrolling interests in investment entities	(243)	77	(265)	80
Preferred stock dividends	(2,887)	(2,887)	(5,774)	(5,774)
Net (loss) income attributable to common stockholders and OP Unitholders	$(24,165)	$3,907	$(57,456)	$(3,320)

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(1) Retail same-store portfolio for the six months ended June 30, 2026 and June 30, 2025 excludes Allied | Harbor Point Retail, Liberty Retail, Point Street Retail, The Edison Retail, and Chronicle Mill Retail, which were sold in May 2026 as part of the Multifamily Portfolio Sale First Closing. They also exclude Southern Post Retail, which is not yet stabilized.

(2) GAAP Adjustments include adjustments for the net effects of straight-line rental revenues, the amortization of lease incentives and above/below market rents, the net effects of straight-line rental expenses, and ground rent expenses for finance leases.
(3) Includes expenses associated with the Company's in-house asset management division.
(4) Office same-store portfolio for the six months ended June 30, 2026 and 2025 excludes Chronicle Mill Office, which was sold in May 2026 as part of the Multifamily Portfolio Sale First Closing, and Southern Post Office, which is not yet stabilized.

AH Realty Trust
RECONCILIATION OF NET (LOSS) INCOME TO TOTAL ADJUSTED EBITDAre
(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net (Loss) Income Attributable to Common Stockholders and OP Unitholders	$(24,165)	$3,907	$(57,456)	$(3,320)
Excluding:
Depreciation and Amortization	19,323	21,356	43,384	44,177
(Gain) Loss on Real Estate Dispositions	(16,604)	—	(16,463)	—
Loss on Consolidation of Real Estate Entities	—	(6,915)	—	(6,915)
Impairment of Real Estate Assets	36,264	—	65,493	—
Income Tax (Benefit) Provision	2,996	(567)	3,359	(377)
Interest Expense	17,876	21,271	39,102	39,380
Interest Expense, Depreciation, & Amortization of Unconsolidated Real Estate Entities	2,095	2,801	4,218	5,783
EBITDAre	37,785	41,853	81,637	78,728

Change in Fair Value of Derivatives and Other	(748)	(648)	(2,536)	562
Preferred Dividends	2,887	2,887	5,774	5,774
Loss on Extinguishment of Debt	2,650	—	2,650	—
Non-Recurring Bad Debt Adjustment	231	140	780	2,306
Non-Recurring Termination and Assignment Fee Adjustment	(132)	(142)	(264)	(295)
Accelerated Amortization of Intangible Assets and Liabilities	—	—	15	(169)
Acquisition, Development, & Other Pursuit Costs	(16)	286	(16)	340
Unrealized Credit Loss (Release) Provision	(78)	(209)	(1,827)	(187)
Investment Entities	243	(77)	265	(80)
Non-Cash Stock Compensation	1,388	1,364	2,743	4,828
Redemption of REF Investment	(4,887)	—	(4,887)	—
Dispositions	(3,109)	—	(10,513)	—
Development/Redevelopment	(996)	(475)	(2,033)	(1,723)
Total Adjusted EBITDAre	$35,218	$44,979	$71,788	$90,084

Total Debt(1)	1,037,085	1,448,237	1,037,085	1,448,237
Cash	(35,547)	(54,601)	(35,547)	(54,601)
Net Debt(2)	$1,001,538	$1,393,636	$1,001,538	$1,393,636
Net Debt/Total Adjusted EBITDAre(3)	7.1x	7.7x	7.0x	7.7x

(1) Excludes GAAP Adjustments.
(2) Reflects total debt less GAAP adjustments, cash, restricted cash, and other notes payable.

Contact:

Chelsea Forrest
AH Realty Trust
Executive Vice President of Investor Relations and Administration
Email: Chelsea.Forrest@AHRealtyTrust.com
Phone: (757) 612-4248